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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 4, 2008

TRIMAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (248) 631-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Agreement.

On December 31, 2007, TSPC, Inc., as Transferor, TriMas Corporation, as Collection Agent, TriMas Company LLC, as Guarantor, and  JPMorgan Chase Bank, N.A. as Administrative Agent, amended the Receivables Transfer Agreement (“Agreement”) dated as of June 6, 2002, as amended June 3, 2005 and July 5, 2005 (as amended, the “Amended Agreement”).  The Amended Agreement extends the Commitment Expiry Date (all capitalized terms are defined in the Amended Agreement) to February 29, 2008.  The Amended Agreement updates the Schedule of CP Conduit Purchasers, Committed Purchasers and Funding Agents, and reduces the commitments of the Committed Purchasers to $ 75,000,000.00.

The description set forth above is qualified by the amendment dated December 31, 2007 filed herewith as exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Amendment dated as of December 31, 2007 to the Amended Agreement dated as of June 6, 2002, as amended June 3, 2005 and July 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date: January 4, 2008	By:	/s/ E. R. Autry
	Name:	E. R. Autry
	Title:	Chief Financial Officer